Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(18,226,346)
Realized Gain (Loss) on Swap Contracts	95,424
Unrealized Gain (Loss) on Market Value of Commodity Futures	40,609,324
Unrealized gain (loss) on Fair Value of Swap Contracts	2,635,693
Dividend Income	1,096,253
Interest Income	845,451
ETF Transaction Fees	27,000
Total Income (Loss)	$27,082,799

Expenses
General Partner Management Fees	$310,424
Professional Fees	117,572
Brokerage Commissions	115,646
Directors' Fees and insurance	41,369
License fees	7,761
Total Expenses	$592,772
Net Income (Loss)	$26,490,027

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 10/1/25	$624,479,114
Additions (11,600,000 Shares)	141,860,327
Withdrawals ((10,900,000) Shares)	(143,553,464)
Net Income (Loss)	26,490,027

Net Asset Value End of Month	$649,276,004
Net Asset Value Per Share (48,846,103 Shares)	$13.29

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596